UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2006

HAYNES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124977	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

The Board of Directors of Haynes International, Inc. (the "Company") authorized the Company to enter into Termination Benefits Agreements (the "Agreement") with Jeff Young, Mike Douglas, Marty Losch, and Stacy Kilian, each a vice president of the Company.

The Agreement provides that if an eligible employee's employment with the Company is terminated by the Company without Cause (as defined in the Agreement), by the employee for Good Reason (as defined in the Agreement) or by reason of such eligible employee's disability or death, the Company will pay the eligible employee (or his estate) his accrued but unpaid Base Salary (as defined in the Agreement) plus any bonus or incentive compensation earned or payable as of the Date of Termination (as defined in the Agreement), and a bonus equal to the eligible employee's total annual target bonus in the fiscal year of the termination pro rated for the number of days the employee worked in the fiscal year. In the event that the eligible employee's employment is terminated by the Company for Cause, by the employee without Good Reason or due to the employee's retirement, the Company is obligated only to pay the eligible employee his accrued but unpaid Base Salary and any other accrued but unpaid compensation through the Date of Termination. In addition, if within twelve months following a Change in Control (as defined in the Agreement) the eligible employee's employment is terminated by the eligible employee with Good Reason or by the Company without Cause, the Company must (among other things) (i) pay the eligible employee such eligible employee's accrued but unpaid Base Salary and any bonus or incentive compensation earned or payable as of the Date of Termination; (ii) pay the eligible employee such eligible employee's Base Salary that would be payable over the 12 months following the Date of Termination; (iii) pay the eligible employee a bonus equal to the eligible employee's total annual target bonus in the fiscal year of the termination; and (iv) continue to provide life insurance and medical and hospital benefits to the eligible employee for up to 12 months following the Date of Termination. As a condition to receipt of severance payments and benefits, the Agreement requires that eligible employees execute a release of all claims. The Agreement provides for an initial term expiring September 30, 2007, subject to two-year automatic extensions (unless terminated by the Company or the eligible employee at least 60 days prior to the renewal date).

Pursuant to the Agreement, each eligible employee agrees that during his employment with the Company and for an additional one year following the Date of Termination of the eligible employee's employment with the Company, the eligible employee will not, directly or indirectly, engage in any business in competition with the business of the Company, solicit any customer or employee of the Company, or disclose any Confidential Information (as defined in the Agreement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: August 25, 2006	By: /s/ Marcel Martin Marcel Martin Vice President, Finance and Chief Financial Officer